Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Culp, Inc.:
We consent to the use of our reports with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in Amendment No. 1 to the registration statement.
/s/ KPMG LLP
Charlotte, North Carolina
April 2, 2007